EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-174647) of Green Earth Technologies, Inc. and subsidiary (the “Company”) of our report dated September 28, 2012, relating to the financial statements for the years ended June 30, 2012 and 2011 of the Company included in the Company’s Annual Report (Form 10-K) for the year ended June 30, 2012.

/s/ Friedman LLP
Friedman LLP East Hanover, New Jersey September 28, 2012